Exhibit 99.1

OSPREY TECHNOLOGY ACQUISITION CORP.

BALANCE SHEET

NOVEMBER 5, 2019

	November 5, 2019	Pro Forma Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$1,126,709	$—	$1,126,709
Prepaid expenses	226,800	—	226,800

Total Current Assets	1,353,509	—	1,353,509

Marketable securities held in Trust Account	275,000,000	41,250,000	316,250,000

Total Assets	$276,353,509	$41,250,000	$317,603,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deferred underwriting fee payable	$9,625,000	$1,443,750	$11,068,750

Total Liabilities	9,625,000	1,443,750	11,068,750

Commitments

Common stock subject to possible redemption, 26,172,850 and 30,153,475 shares at redemption value, respectively	261,728,500	39,806,250	301,534,750

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Class A Common stock, $0.0001 par value; 150,000,000 shares authorized; 1,327,150 and 1,471,525 issued and outstanding (excluding 26,172,850 and 30,153,475 shares subject to possible redemption), respectively	133	14	147
Class B Common stock, $0.0001 par value; 25,000,000 shares authorized; 7,906,250 shares issued and outstanding	791	—	791
Additional paid in capital	5,016,450	(14)	5,016,436
Accumulated deficit	(17,365)	—	(17,365)

Total Stockholders’ Equity	5,000,009	—	5,000,009

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$276,353,509	$41,250,000	$317,603,509